Exhibit 99.2

Baldor Electric Company Announces Completion of Acquisition

FORT SMITH, Ark., Jan. 31—Baldor Electric Company (NYSE: BEZ—News) markets, designs, and manufactures industrial electric motors, drives, and generators and is based in Fort Smith, Arkansas. Baldor announced today that it has completed the acquisition of Reliance Electric Company, including Dodge® mechanical and Reliance Electric(TM) motors, from Rockwell Automation.

Details of the acquisition will be discussed when the Company releases its fourth quarter and fiscal year 2006 financial results at 3:00 p.m. CT on Thursday, February 1, 2007.

A conference call will be held on Friday, February 2, at 10:00 a.m. CT. You may listen to the discussion through the Company’s website at http://www.baldor.com, or call 1-800-819-9193. A replay will be available from 1:00 p.m. CT through midnight, Friday, February 9th. To access the replay, please call 1-888-203-1112, and use pass code 9439542.